SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2006
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On November 16, 2006, the Board of Directors of HP (the “Board”) elected G. Kennedy Thompson as a director effective November 16, 2006.  Mr. Thompson is chairman, president and CEO of Wachovia Corporation.  Mr. Thompson has not been named to serve on any committee of the Board, and the information about whether Mr. Thompson is expected to be named to serve on any committees of the Board has not been determined or is unavailable at the time of this filing.

Mr. Thompson will participate in the non-employee director compensation arrangements described in HP’s 2006 proxy statement.  Under the terms of those arrangements, Mr. Thompson will receive, among other things, an annual cash retainer of $50,000, which Mr. Thompson may elect to receive in the form of HP securities, and an annual retainer of $150,000 paid in the form of restricted stock or stock options.

HP’s press release announcing Mr. Thompson’s election is filed with this report as Exhibit 99.1.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                  In connection with Mr. Thompson’s election as a director, the Board approved an amendment to Section 3.2 of Article III of HP’s Bylaws increasing the number of HP directors from eight (8) to nine (9), effective immediately prior to the election of Mr. Thompson as a director. The Amended and Restated Bylaws of HP reflecting such amendment are filed with this report as Exhibit 99.2.

Item 9.01.      Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Text of press release issued by HP, dated November 17, 2006, entitled “HP Names Wachovia’s Thompson to Board of Directors” (filed herewith).

99.2	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: November 17, 2006	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Vice President, Acting General Counsel and Assistant Secretary

Exhibit
Number	Description
99.1	Text of press release issued by HP, dated November 17, 2006, entitled “HP Names Wachovia’s Thompson to Board of Directors” (filed herewith).

99.2	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).